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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-30412 of Pericom Semiconductor Corporation on Form S-3 of our reports dated July 23, 1999, included in the Annual Report on Form 10-K of Pericom Semiconductor Corporation for the year ended July 3, 1999, and to the use of our report dated July 23, 1999, appearing in the prospectus, which is part of the Registration Statement.

  We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.

Deloitte & Touche LLP

San Jose, California

February 18, 2000